Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs International Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	ABG Sundal Collier Norge ASA
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 80 dated August 14, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(81) to Post-Effective Amendment No. 430 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on September 30, 2014
(Accession No. 0001193125-14-358463).

Amendment No. 81 dated October 16, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(82) to Post-Effective Amendment No. 432 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on November 17, 2014
(Accession No. 0001193125-14-358463).

Amendment No. 82 dated December 17, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(83) to Post-Effective Amendment No. 433 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on December 29, 2014
(Accession No. 0001193125-14-358463).